Exhibit 10.31

NORTHERN SWAN HOLDINGS, INC.

2018 OMNIBUS INCENTIVE COMPENSATION PLAN

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NORTHERN SWAN HOLDINGS, INC.

2018 OMNIBUS INCENTIVE COMPENSATION PLAN

Article 1.

Effective Date, Objectives and Duration

1.1 Effective Date of the Plan. Northern Swan Holdings, Inc., a corporation incorporated under the laws of the province of British Columbia (the “Company”), hereby adopts the 2018 Omnibus Incentive Compensation Plan (the “Plan”) on January 12, 2018 (the “Effective Date”), subject to approval by the Company’s stockholders. The terms of the Plan are set forth herein, as modified by the terms of any Subplan adopted by the Company for grants made to eligible persons who are not residents or citizens of the United States.

1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees of and consultants to the Company and its Subsidiary Corporations to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiary Corporations in attracting new employees, officers and consultants and retaining existing employees and consultants, (b) to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations, (c) to optimize the profitability and growth of the Company and its Subsidiary Corporations through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, consultants and Non-Employee Directors, and (f) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the earlier of the tenth (10th) anniversary of the Effective Date, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

2.2 “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents, Bonus Shares, or Other Stock-Based Awards granted under the Plan.

2.3 “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus Shares” means Shares that are awarded to a Grantee with or without cost and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

2.6 “Cause” means, except as otherwise defined in an Award Agreement:

(a) dishonesty of a material nature, including theft, fraud, or embezzlement of money or tangible or intangible assets or property of the Company or Affiliates or their respective employees or business relations;

(b) conviction of, or a plea of nolo contendre to, a felony or act of moral turpitude (excluding any conviction of, or plea of nolo contendre to, any crime under Federal laws for possession or distribution of cannabis or of any products containing cannabis resulting from the Grantee’s actions that are lawful under applicable state law and are undertaken by the Grantee at the direction of the Grantee’s supervisor or manager or any officer of the Company or Affiliate in the performance of the Grantee’s duties to the Company or any Affiliate);

(c) material breach of the Grantee’s fiduciary duties to the Company or any of its Affiliates; or

(d) gross negligence in the performance of Grantee’s duties to the Company or any Affiliate:

provided, however, that if the Grantee has a written employment or consulting agreement with the Company or any of its Affiliates that includes a definition of “cause,” Cause shall have the meaning set forth in such employment or consulting agreement.

2.7 “CEO” means the Chief Executive Officer of the Company.

2.8 “Change in Control” means any transaction or series of related transactions that results in (a) the merger, consolidation, amalgamation, or other form of corporate reorganization involving the Company pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such merger, consolidation, amalgamation or other similar transaction would fail to hold (in substantially the same percentages) equity securities representing at least 50% of the voting power of the Company or the Surviving Company immediately following such merger, consolidation, amalgamation or other transaction; (b) the sale of all or substantially all of the assets of the Company; or (iii) the acquisition by a single Person or more than one Person acting in concert (other than Tim Tully and Kyle Detwiler) of the Company’s outstanding securities representing more than 50% of the Company’s voting power; unless the transaction or series of related transactions was effected (i) in connection with a bona fide equity financing of the Company, or (ii) to continue, reincorporate or otherwise reconstitute the Company under the laws of another jurisdiction.

2.9 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” or “Incentive Plan Committee” has the meaning set forth in Section 3.1(a).

2.11 “Compensation Committee” means the compensation committee of the Board.

2.12 “Common Stock” means the common shares in the capital of the Company.

2.13 “Deferred Stock” means a right, granted under Article 10, to receive Shares at the end of a specified deferral period.

2.14 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a) Except as provided in (b) below, a disability within the meaning of Section 22(e)(3) of the Code; and

(b) In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a disability as defined in regulations under Code Section 409A. For purpose of Code Section 409A, a Grantee will be considered Disabled if:

(i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii) the Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.15 “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.16 “Effective Date” has the meaning set forth in Section 1.1.

2.17 “Eligible Person” means any individual who is an employee (including any officer) of, a non-employee consultant to, or a Non-Employee Director of, the Company or any Affiliate; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation. Notwithstanding the foregoing, an Eligible Person shall also include an individual who is expected to become an employee to, non-employee consultant of or Non-Employee Director of the Company or any Affiliate within a reasonable period of time after the grant of an Award; provided that any Award granted to any such individual shall be automatically terminated and cancelled without consideration if the individual does not begin performing services for the Company or any Affiliate within twelve (12) months after the Grant Date. Solely for purposes of Section 5.7(b), current or former employees or non-employee directors of, or consultants to, of an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.18 “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.19 “Fair Market Value” of a Share means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on an established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or the preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

2.20 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.21 “Grantee” means a person who has been granted an Award.

2.22 “Holder” means, a Person holding any Shares pursuant to an Award made under this Plan, including the Grantee, any beneficiary of a deceased Grantee and any Permitted Transferee (as described in Section 5.5(c)).

2.23 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.24 “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.25 “Management Committee” has the meaning set forth in Section 3.1(b).

2.26 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.27 “Option” means an option granted under Article 6 of the Plan.

2.28 “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.29 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.30 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.31 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.32 “Restricted Shares” means Shares, granted under Article 8, that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.33 “Restricted Stock Units” are rights, granted under Article 10, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights.

2.34 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.35 “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for those individuals who were providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller and who continue to provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

2.36 “Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.37 “Shareholders’ Agreement” means a shareholders’ agreement adopted among the Company and certain shareholders of the Company who have executed counterpart signatures to the Shareholders’ Agreement, or such other shareholders’ agreement in force at the time of the issuance of any Shares to a Grantee pursuant to an Award hereunder, and/or any other agreement governing the holding of securities of the Company.

2.38 “Share Repurchase Event” means the occurrence of any of the following prior to the closing of an initial public offering of the Company’s Common Stock or the date such Common Stock becomes publicly traded:

(a) the Grantee’s Termination of Affiliation;

(b) in the event of the bankruptcy or insolvency of the Holder, the making by the Holder of an assignment or proposal in bankruptcy or the filing of a bankruptcy petition against the Holder, the earlier of (i) the date of the insolvency of the Shareholder, and (ii) the date of such act or proceeding, as applicable;

(c) in the judgement of the Committee, the Holder’s status, level of ownership in the Company and/or prior conviction of a felony or an indictable offense (excluding, in the case of any Holder that is a Grantee, any conviction of, or plea of nolo contendre to, any crime under Federal laws for possession or distribution of cannabis or of any products containing cannabis resulting from the actions of any Grantee that are lawful under applicable state law and are undertaken by the Grantee at the direction of the Grantee’s supervisor or manager or any officer of the Company or Affiliate in the performance of the Grantee’s duties to the Company or any Affiliate), (i) creates a material risk of adversely impacting the Company or any of its Affiliates or any associate, affiliate or investment of the Company or any of its Affiliates (a “Covered Person”) from qualifying or applying for, obtaining, maintaining or operating under any licenses or permits relating to the cannabis cultivation, sales and/or distribution businesses, (ii) creates a material risk of subjecting any Covered Person to any violation of a legal or regulatory requirement having the force of law (or any order, writ, judgment, injunction, decree, stipulation or determination entered by or with any governmental authority), or (iii) would result in or be reasonably likely to result in a material adverse effect on any Covered Person;

(d) if the Holder becomes party to an application or proceeding under any domestic relations law or law of descent and distribution, including the Family Law Act (Ontario), the Succession Law Reform Act (Ontario), the Divorce Act (Canada), or any similar legislation in any jurisdiction dealing with similar matters as the foregoing, as any of the foregoing may be amended or replaced from time to time, that is commenced by the Holder, or the spouse, former spouse or dependent of the Holder, to determine the entitlement of such spouse, former spouse or dependent to a payment in respect of the net family property of the Holder, or to support from the Holder or his or her personal representative, notice of which shall be given in writing by the Holder to the Company within ten (10) days of the Holder becoming a party to such an application or proceeding, and the Holder shall not have produced evidence reasonably satisfactory to the Company, within thirty (30) days of the date on which the Holder becomes a party to such an application or proceeding, that the claims of such spouse, former spouse or dependent to such payment or support can be settled without in any way, directly or indirectly, affecting, encumbering or interfering with the holding or voting of Shares by the Holder;

(e) Disability of the Holder;

(f) the Grantee’s material breach of any confidentiality or intellectual property assignment agreement between the Grantee and the Company or any of its Affiliates; or

(g) the Holder’s death.

2.39 “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.40 “Subplan” means an exhibit or attachment to this Plan, which sets forth such modifications to the terms of the Plan or such additional policies and procedures that the Committee, in its discretion, deems to be necessary or advisable for Awards granted to Eligible Persons who are citizens of or reside in other another country or jurisdiction to comply with applicable legal requirements is such country or jurisdiction. A separate Subplan may be established by the Committee for each other country or jurisdiction in which Awards are expected to be granted. The terms of a Subplan may modify any provision in this Plan except that it may not provide for the grant of an Award to any individual who is not an Eligible Person and it may not increase the number of Shares authorized for issuance under the Plan.

2.41 “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.42 “Surviving Company” means the surviving corporation in any merger, consolidation, amalgamation, or other form of corporate reorganization or other transaction involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding stock of the Company.

2.43 “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years.

2.44 “Termination of Affiliation” occurs on the first day on which an individual is for any reason ceases providing services to the Company or any Affiliate in the capacity of an employee, Non-Employee Director or consultant or with respect to an individual who is an employee, or Non-Employee Director of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company unless such individual continues to perform services for the Company or another Affiliate. Notwithstanding the foregoing, if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Affiliation with respect to such Award shall mean the Grantee’s Separation from Service.

Article 3.

Administration

3.1 Committee.

(a) Subject to Article 14, and to Section 3.2, the Plan shall be administered by a Committee (the “Incentive Plan Committee” or the “Committee”) appointed by the Board from time to time. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems appropriate.

(b) The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers or Non-Employee Directors at the time any such delegated authority is exercised.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Incentive Plan Committee, the Board or the Compensation Committee to the extent Incentive Plan Committee, the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that for purposes of Awards to Non-Employee Directors, the “Committee” shall include only the full Board.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 13), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, Other Stock-Based Award or Cash Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Term of any Option or SAR;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or automatically pursuant to the terms of the Award Agreement;

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares, or other Award;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, any Subplan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(s) to adopt, modify or terminate any Subplan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan.

3.3 Repricings Permitted. The Committee is expressly authorized to amend the terms of any outstanding Option or SAR to reduce the Exercise Price of such Option or SAR or to cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR without stockholder approval; provided, however, that the Exercise Price per Share of the resulting Option or SAR shall not be less than the Fair Market Value per Share as of the date such Option or SAR is amended or such new Option or SAR is granted. In addition, an Option or SAR may be cancelled in exchange for a cash payment (or for Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval.

Article 4.

Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.7(b), the maximum number of Shares hereby reserved for delivery under the Plan shall be 2,400,000, including Shares delivered pursuant to the exercise of Incentive Stock Options granted hereunder.

If any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.7(b)) are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For the avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(a) Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units, Deferred Stock or other outstanding Share-based Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number and no fractional shares of Shares shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section 4.2 shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Committee pursuant to this Section 4.2 shall be conclusive and binding on all Plan participants.

(b) Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and nonforfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Options or SARs) if such vested Awards were settled or distributed or such vested Options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c) Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

(d) Deferred Compensation Awards. Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5) (a “Change of Control”).

Article 5.

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 Shareholders’ Agreement and Power of Attorney. No Shares shall be issued to a Grantee pursuant to any Award unless and until such Grantee has executed and become party to the Shareholders’ Agreement and has executed a power of attorney in favor of the Company in the form attached hereto as Schedule A.

5.4 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under British Columbia Business Corporation Act, Awards may be granted for no consideration other than past services. Except as otherwise set forth in an Award Agreement or as otherwise determined by the Committee pursuant to this Section 5.4, all Awards that remain subject to a risk of forfeiture or which are not otherwise vested at the time of a Termination of Affiliation shall be forfeited to the Company and all Options or SARs which have not been exercised shall expire three months after Termination of Affiliation.

5.5 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in the Code or Title I of the United States Employee Retirement Income Security Act of 1974, as amended or pursuant to any similar domestic relations legislation in any applicable legal jurisdiction outside of the United States.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO (or an order issued pursuant to domestic relations legislation in any applicable legal jurisdiction outside of the United States), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement or approved by the Committee, Options (other than Incentive Stock Options) and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a QDRO (or an order issued pursuant to domestic relations legislation in any applicable legal jurisdiction outside of the United States) except to the extent required under applicable law.

5.6 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.7 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.2 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.7(b).

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards or Cash Incentive Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

Article 6.

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b) shall have an Exercise Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Exercise Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5 Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) with the approval of the Committee, delivery of Common Stock owned by the Grantee prior to exercise valued at Fair Market Value on the date of exercise;

(c) with the approval of the Committee, Shares acquired upon the exercise of such Option valued at Fair Market Value on the date of exercise;

(d) with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option valued at the Fair Market Value of a Share on the date of exercise; or

(e) subject to applicable law (including the prohibited loan provisions of Section 402 of the United States Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.

Stock Appreciation Rights

7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

7.3 SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

7.4 Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

Article 8.

Restricted Shares

8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without Cause.

8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

8.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9.

Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning of Performance Units and Performance Shares. After the applicable performance period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a performance period, then, to the extent the Committee determines that the Award, the performance goals, or the performance period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable performance period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the performance period.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

Article 10.

Deferred Stock and Restricted Stock Units

10.1 Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

10.2 Vesting and Delivery.

(a) Delivery with Respect to Deferred Stock. Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

(b) Delivery with Respect to Restricted Stock Units. Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remains subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

10.3 Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless otherwise determined by the Committee in the Award Agreement, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate.

Article 11.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Article 12.
Bonus Shares

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 13.

Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 14.

Non-Employee Director Awards

Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion.

Article 15.

Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award, unless such amendment is required for listing on a recognized stock exchange.

Article 16.

Compliance with Code Section 409A

16.1 Awards Subject to Code Section 409A. The provisions of this Article 16 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

16.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a) Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.

(b) Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such performance period.

(c) Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

16.3 Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 16.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

16.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a) Separation from Service;

(b) The date the Participant becomes Disabled (as defined in Section 2.14(b);

(c) The Participant’s death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 16.2 and/or 16.3, as applicable; or

(e) A change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

16.5 Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

16.6 Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Participant’s death or Disability.

16.7 No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.

Article 17.
Withholding

17.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

17.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18.

Additional Provisions

18.1 Successors. Subject to Section 4.2(b), all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act or 1933, as amended (the “Securities Act”), or under other applicable securities laws as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act, or under any other applicable securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.5 Transfer Restrictions; Repurchase Right. The provisions of this Section 18.5 are in addition to and do not otherwise limit or restrict the enforceability by the Company or its shareholders of any rights of first refusal or other restrictions or limitations on transfers or any other obligations applicable to stockholders of the Company set forth in the Company’s articles of incorporation, charter or by-laws or in any Stockholders’ Agreement to which the Grantee may be a party.

(a) Transfer Restrictions. No Grantee or Holder may sell or otherwise transfer any Shares, except in accordance with the consent of the Board and applicable securities laws. Any purported sale or other transfer of any Shares in violation of this Plan will not be valid and the Company will not register, nor permit any transfer agent to register any such purported sale or transfer, nor will any voting rights attaching to or relating to such Shares be exercised by the purported transferee.

(b) Repurchase Right. If a Grantee or Holder incurs a Share Repurchase Event, the Company shall have the right (but not the obligation) to repurchase all or part of the Shares issued to such Grantee and which are then still held by a Holder at a purchase price equal to the Fair Market Value of such Shares of Common Stock as of the date of such re-purchase (the “Repurchase Closing Date”) unless such Share Repurchase Event is a Termination of Affiliation for Cause or upon the Grantee’s material breach of any confidentiality or intellectual property assignment agreement between the Grantee and the Company or any of its Affiliates, in which case the purchase price shall be the lower of the Fair Market Value as of such Repurchase Closing Date and the amount, if any, paid by the Grantee for such Shares. Any such repurchase shall be made pursuant to a notice of repurchase (the “Notice of Repurchase”), which shall be transmitted to the Holder not later than 180 days after the occurrence of such Share Repurchase Event and at least ten (10) business days prior to Repurchase Closing Date, and which shall specify (i) the Repurchase Closing Date, (ii) the number of Shares to be repurchased by the Company, (iii) the purchase price per Share as well as the aggregate purchase price (the “Consideration”), and (iv) transmittal instructions for delivery of the Shares of Common Stock and payment of the Consideration.

(c) Termination of Restrictions. The terms and provisions of this Section 18.5 shall terminate upon the closing of the Company’s initial public offering of the Company’s Common Stock or upon such Common Stock otherwise becoming publicly traded.

18.6 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

18.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Province of British Columbia, and the laws of Canada applicable therein.

18.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to or Non-employee Director of the Company or any Affiliate.

18.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the United States Uniformed Services Employment and Reemployment Rights Act of 1994.

18.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.17 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

18.18 Stockholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

Schedule A

Power of Attorney

TO: Northern Swan Holdings, Inc. (the “Company”)

Defined terms herein shall have the meaning ascribed to them in the Company’s 2018 Omnibus Incentive Compensation Plan to which this Schedule A is attached.

The Grantee does hereby constitute and appoint the Chief Executive Officer of the Company as the true and lawful attorney for the Grantee, and in the name, place and stead of the Grantee, to (i) vote at and to execute and deliver any and all proxies relating to any meeting of shareholders of the Company, or any adjournments thereof, (ii) to execute on behalf of the Grantee, any resolution or other document, agreement or other instrument in writing to be executed by the shareholders of the Company (except any amendment to this power of attorney), with respect to an Award, and (iii) to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively transfer Shares issued pursuant to any Award under this Plan.

(a) The provisions of this Power of Attorney relating to the Shares shall apply, mutatis mutandis to any shares or securities into which the Shares may be converted, exchanged, changed, reclassified, redesignated, subdivided or consolidated, any shares or securities which entitle the holder thereof to vote at any meeting of shareholders of the Company which may be distributed on the Shares as a stock dividend or otherwise and any shares or securities of the Company or of any successor Company which may be received on or in respect of the Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

(b) This Power of Attorney shall be governed by and construed in accordance with the laws of the Province of Ontario. This Power of Attorney is not intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a “CPOA”). The execution of this Power of Attorney does not terminate any CPOA granted previously and this Power of Attorney is not terminated by the execution by the Grantee in the future of a CPOA, and the Grantee hereby agrees not to take any action that results in the termination of this Power of Attorney prior to any termination of the Shareholders’ Agreement. Any proxy executed and delivered pursuant hereto relating to any meeting of Shareholders or any adjournments thereof shall revoke any proxy otherwise executed and delivered by or on behalf of the Grantee with respect to such meeting or any adjournments thereof, regardless of the respective dates thereof.

(c) Such appointment, being coupled with an interest, is irrevocable by the Grantee and shall not be revoked by the insolvency, bankruptcy, death, incapacity, dissolution, liquidation or other termination of the existence of the Grantee and the Grantee agrees to ratify and confirm all that the Secretary of the Company may do or cause to be done pursuant to the foregoing. In furtherance of this Schedule A, the Shareholder shall, if requested by the Company, execute a stock transfer power in such form as may be supplied by the Company.

(d) This Power of Attorney shall terminate automatically upon the earlier of (i) the termination of the Shareholders’ Agreement or upon closing of an initial public offering of the Company’s Common Stock or upon such Common Stock otherwise becoming publicly traded.

SIGNED, SEALED AND
DELIVERED in the presence of:	)
)
)
)
Witness